[ ] Shares

                              AMERICA ONLINE, INC.

                          COMMON STOCK, $.01 PAR VALUE




                             UNDERWRITING AGREEMENT





June __, 1998




                                 June __, 1998


Morgan Stanley & Co. Incorporated
Lehman Brothers Inc.
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York  10036

Dear Sirs and Mesdames:

         America Online, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the "Underwriters") an aggregate of [ ] shares of the Common Stock of the Company, $.01 par value (the "Firm Shares"). The Company also proposes to issue and sell to the several Underwriters not more than an additional [ ] shares of its Common Stock, $.01 par value (the "Additional Shares") if and to the extent that Morgan Stanley & Co. Incorporated shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares." The shares of Common Stock, $.01 par value, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "Common Stock."

         The Company entered into a Rights Agreement with Bank Boston, N.A., as Rights Agent, dated as of May 12, 1998. Pursuant to the Rights Agreement, the Common Stock, including the Shares, has attached thereto rights (the "Rights") to purchase additional equity securities under certain defined circumstances. None of such rights are currently exercisable.

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement, including a prospectus, relating to Debt Securities, Preferred Stock and Common Stock (the "Shelf Securities") to be issued from time to time by the Company and shall promptly hereafter file with or transmit for filing to, the Commission a prospectus supplement, specifically relating to the Shares pursuant to Rule 424 under the Securities Act of 1933, as amended (the "Securities Act"). The term "Registration Statement" means the registration statement, including the exhibits thereto, as amended to the date of this Underwriting Agreement. The term "Basic Prospectus" means the related prospectus covering the Shelf Securities in the form first used to confirm sales of the Shares. The term "Prospectus" means the Basic Prospectus as supplemented by the prospectus supplement specifically relating to the Shares in the form first used to confirm sales of the Shares (the "Prospectus Supplement"). The term "preliminary prospectus" means the Basic Prospectus as supplemented by any preliminary form of the Prospectus Supplement. As used herein, the terms "Basic Prospectus", "Prospectus" and "preliminary prospectus" shall include in each case the documents, if any, incorporated by reference therein. The terms "supplement" and "amendment" or "amend" as used herein shall include all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Basic Prospectus by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

           1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

                  (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Company's knowledge, threatened by the Commission.

                  (b) (i) Each document, if any, filed or to be filed pursuant to the exchange Act, and incorporated by reference in the Prospectus, complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

                  (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (d) Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims.

                  (e) This Agreement has been duly authorized, executed and delivered by the Company.

                  (f) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained or incorporated by reference in the Prospectus.

                  (g) The shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

                  (h) The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

                  (i) (1) The Rights to be attached to the Shares have been duly authorized and, when the Shares have been duly and validly issued in accordance with the terms of this Agreement, will be validly issued.

                      (2) The Rights attached to the shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued.

                  (j) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the Securities Act and the applicable rules and regulations of the Commission thereunder and the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

                  (k) There has not occurred any material adverse change, or any development, which insofar as can reasonably be foreseen, involves a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

                  (l) There are no legal or governmental proceedings pending or, to the Company's knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

                  (m) The Company and each of its subsidiaries have all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and have made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use their respective properties and assets and to conduct their business in the manner described in the Prospectus, except to the extent that the failure to obtain such consents, authorizations, approvals, orders, certificates and permits or make such declarations or filings would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (n) Each Preliminary Prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

                  (o) The Company is not and, after giving effect to the offering and the sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

                  (p) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, the "Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (q) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

           2. Agreements to Sell and Purchase. The Company hereby agrees to issue and sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company at $[ ] per share (the "Purchase Price") the respective numbers of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter.

         On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have a one-time right to purchase, severally and not jointly, up to [ ] Additional Shares at the Purchase Price. If you, on behalf of the Underwriters, elect to exercise such option, you shall so notify the Company in writing not later than 30 days after the date of this Agreement, which notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Such date may be the same as the Closing Date (as defined below) but not earlier than the Closing Date nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

         The Company hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period ending [ ] days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the sale of the Shares hereunder or (B) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing.

           3. Terms of Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the Shares are to be offered to the public in the manner set forth under the caption "Underwriters" in the Prospectus Supplement.

           4. Payment and Delivery. Payment for the Firm Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on July __, 1998, or at such other time on the same or such other date, not later than ________, 1998, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "Closing Date."

         Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., local time, on the date specified in the notice described in Section 2 or at such other time on the same or such other date, in any event not later than ________, 1998, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "Option Closing Date."

         Certificates for the Firm Shares and Additional Shares shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and Additional Shares shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

           5. Conditions to the Underwriters' Obligations. The obligations of the Company to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than 4:30 p.m. (New York City time) on the date hereof.

         The several obligations of the Underwriters are subject to the following further conditions:

                  (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

                         (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

                         (ii) there shall not have occurred any change, or any development involving a prospective change (insofar as it can be reasonably foreseen), in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

                  (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct in all material respects as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

         The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

                  (c) The Underwriters shall have received on the Closing Date an opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel for the Company, dated the Closing Date, to the effect that:

                           (i) the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus;

                          (ii) the Shares have been duly  authorized  and,  when
                  issued  and  delivered  in  accordance  with the terms of this
                  Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive rights;

                         (iii) the Rights to be attached to the Shares have been
                  duly authorized and, when the Shares have been duly and validly issued in accordance with the terms of this Agreement, will have been validly issued;

                          (iv) this Agreement has been duly authorized, executed
                  and delivered by the Company;

                           (v) the statements  (A) in the  Prospectus  under the
                  captions "Description of Capital Stock," "Risk Factors,Litigation and Other Proceedings", [other captions] and (B) in the Registration Statement in Item 15, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

                          (vi) based solely upon such counsel's participation in
                  the preparation of the Registration Statement and Prospectus and review and discussion of the contents thereof with Sheila
                  A. Clark,  Vice  President and Deputy  General  Counsel of the
                  Company, such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

                         (vii) the Company is not and,  after  giving  effect to
                  the offering and sale of Shares and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended; and

                        (viii) such counsel (A) is of the opinion that each document filed pursuant to the Exchange Act and incorporated by reference in the Registration Statement and the Prospectus (except for financial statements and schedules and other financial and statistical information included therein as to which such counsel need not express any opinion) complied when so filed as to form in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder and (B) is of the opinion that the Registration Statement and Prospectus (except for financial statements and schedules and other financial and statistical information included therein as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the rules and regulations of the Commission thereunder.

                  In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that the Registration Statement or the Prospectus included therein, as of the time the Registration Statement became effective or on the date of this Agreement, contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or the Prospectus, as amended or supplemented, as of the Closing Date, contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that such counsel need express no view as to financial statements and schedules and other financial and statistical information included therein). In addition, such opinion shall also include a statement that nothing has come to the attention of such counsel which would lead it to believe that the Company and its subsidiaries are not in compliance with all applicable Environmental Laws, non-compliance with which would have a material adverse effect on the Company and its subsidiaries, taken as a whole. With respect to such statements, Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. may state that their belief is based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and documents incorporated therein by reference and review and discussion of the contents thereof, but is without independent check or verification except as specified.

                  The opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. described in this Section 5(c) shall be rendered to you at the request of the Company and shall so state therein.

                  (d) The Underwriters  shall have received an opinion of Sheila
         A. Clark, Vice President and Deputy General Counsel of the Company, to the effect that:

                           (i) the Company is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

                          (ii) each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

                         (iii) the authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof incorporated by reference in the Prospectus as of the dates indicated therein;

                          (iv) the shares of Common Stock  outstanding  prior to
                  the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable, and the Rights attached to the shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued;

                           (v) all of the issued shares of capital stock of each
                  subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims;

                          (vi) the execution and delivery by the Company of, and
                  the performance by the Company of its obligations under, this Agreement will not contravene (A) the certificate of incorporation or by-laws of the Company or (B) any agreement or other instrument known to such counsel to be binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or (C) any judgment, order or decree known to such counsel to be applicable to the Company of any governmental body, agency or court having jurisdiction over the Company or any subsidiary that is material for the Company or its subsidiaries, taken as a whole; and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the Securities Act and the applicable rules and regulations of the Commission thereunder and the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares;

                         (vii) the statements  (A) in the  Prospectus  under the
                  captions "Risk Factors , Litigation and Other Proceedings" and "Description of Capital Stock", (B) in "Item 3 , Legal Proceedings" of the Company's most recent report on Form 10-K incorporated by reference in the Prospectus, (C) in "Item 1 , Legal Proceedings" of Part II of the Company's quarterly reports on Form 10-Q, if any, filed since such annual report, and (D) in the Company's Registration Statement on Form 8-A registering the Company's Common Stock (including any amendments and reports filed for the purpose of updating such Registration Statement) setting forth a description of the Company's capital stock, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

                        (viii) after due inquiry,  such counsel does not know of
                  any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

                           In  addition to the  matters  set forth  above,  such
                  opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which leads such counsel to believe that the Registration Statement or the Prospectus included therein, as of the time the Registration Statement became effective or on the date of this Agreement, contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or the Prospectus, as amended or supplemented, as of the Closing Date, contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that such counsel need express no view as to financial statements and schedules and other financial and statistical information included therein). In addition, such opinion shall also include a statement that nothing has come to the attention of such counsel which would lead such counsel to believe that the Company and its subsidiaries are not in compliance with all applicable Environmental Laws, non-compliance with which would have a material adverse effect on the Company and its subsidiaries, taken as a whole. With respect to such statements, Sheila A. Clarke may state that her opinion and belief are based upon her participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and documents incorporated therein by reference and review and discussion of the contents thereof, but is without independent check or verification except as specified.

                           The  opinion  of Sheila A.  Clark  described  in this
                  Section 5(d) shall be rendered to the Underwriters at the request of the Company and shall so state therein.

                  (e) The Underwriters shall have received on the Closing Date an opinion of Davis Polk & Wardwell, counsel for the Underwriters, dated the Closing Date, covering the matters referred to in Sections 5(c)(ii), 5(c)(iv), 5(c)(v) (but only as to the statements in the Prospectus under "Underwriters") and 5(c)(viii)(B) above. In addition to the matters set forth above, such opinion shall also state that such counsel has no reason to believe that (except for financial statements and schedules and other financial and statistical information as to which such counsel need not express any belief) the Registration
         Statement or the prospectus included therein, on the date of this Agreement contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and has no reason to believe that (except for financial statements and schedules and other financial and statistical information as to which such counsel need not express any belief) the Prospectus, as amended or supplemented, as of the Closing Date contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                           With  respect to the  foregoing  statment and Section
                  5(c)(viii)(B) above, Davis Polk & Wardwell may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto (other than the documents incorporated by reference therein) and review and discussion of the contents thereof (including the documents incorporated by reference therein), but are without independent check or verification, except as specified.

                   (f) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the
         Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

                  (g) The Shares shall have been duly listed, subject to notice of issuance, on the New York Stock Exchange.

                 [(h) The "lock-up" agreements, each substantially in the form of Exhibit A hereto, between you and executive officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.] [To be discussed.]

         The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares and other matters related to the issuance of the Additional Shares.

           6. Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

                  (a) To furnish to you, without charge, three signed copies of the Registration Statement (including exhibits thereto and documents incorporated by reference) and for delivery to each Underwriter a conformed copy of the Registration Statement (without exhibits thereto but including, at your request, documents incorporated by reference) and to use its best efforts to furnish to you in New York City, without charge, prior to 5:00 P.M. local time on the business day following the date of this Agreement and during the period mentioned in Section 6(c) below, as many copies of the Prospectus, any documents incorporated therein by reference and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

                  (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

                  (c) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

                  (d) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

                  (e) To make generally available to the Company's security holders and to you as soon as practicable an earning statement covering the twelve-month period ending June 30, 1999 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

                  (f)  Whether  or not  the  transactions  contemplated  in this
         Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing, producing and delivering to the Underwriters any Blue Sky or Legal Investment
         memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(d) hereof, including filing fees and the reasonable fees and disbursements of counsel to the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc., (v) the costs and expenses of the Company relating to investor presentations on any "road show"
         undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (vi) all document production charges and expenses of Davis Polk & Wardwell, special counsel for the Underwriters (but not including their fees for professional services), in connection with the preparation of this Agreement, (vii) the cost of printing certificates representing the Shares, (viii) the costs and charges of any transfer agent, registrar or depositary, and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 7 entitled "Indemnity and Contribution", and the last paragraph of
         Section 9 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

           7. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein. Notwithstanding the foregoing, the Company will not be liable to any Underwriter or controlling person thereof in any such case to the extent that such losses, claims, damages, liabilities or expenses arise out of or are based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in any Preliminary Prospectus if (i) such Underwriter failed to send or deliver the Prospectus with or prior to the delivery of written confirmation of the sale of Shares to the person asserting such loss, claim, damage, liability or expense, and who purchased such Shares from such Underwriter and (ii) such untrue statement or alleged untrue statement or omission or alleged omission was corrected in the Prospectus.

          (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

          (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or 7(b), such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co. Incorporated, in the case of parties indemnified pursuant to Section 7(a), and by the Company, in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement; provided that the indemnified party has produced evidence of such fees and expenses. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          (d) To the extent the indemnification provided for in Section 7(a) or 7(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 7(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters bear to the aggregate public offering price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

          (e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

          (f)  The  indemnity  and  contribution  provisions  contained  in this
Section 7 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

           8. Termination. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, has a material and adverse effect on the securities markets and (b) in the case of any of the events specified in clauses 8(a)(i) through 8(a)(iv), such event, singly or together with any other such event, makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

           9. Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

         If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder, but the Company shall not in any event be liable to any of the Underwriters for damages on account of loss of anticipated profits from the sale by them of the Shares.

          10. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          11. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

          12. Headings. The headings of the sections of this Agreement have bee inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                                             Very truly yours,

                                             AMERICA ONLINE, INC.

                                          By:____________________________
                                              Name:
                                              Title:


   Accepted as of the date hereof

   Morgan Stanley & Co. Incorporated
   Lehman Brothers Inc.

   Acting severally on behalf of thermselves
           And the serveral Underwriters named in
           Schedule I hereto


   B:________________________
     Name:
     Title:

                                                                      SCHEDULE I

         Underwriters                                       Number of Shares

Morgan Stanley & Co. Incorporated. . . . .

Lehman Brothers Inc. . . . . . . . . . . .                  _______________

        Total Firm Shares. . . . . . . . .

                                                                       EXHIBIT A

                            [FORM OF LOCK-UP LETTER]
                                [to be discussed]

                              _____________, 199_



Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY 10036

Dear Sirs and Mesdames:

     The undersigned understands that Morgan Stanley & Co. Incorporated ("Morgan Stanley") as representative of the several Underwriters (the "Underwriters") proposes to enter into an Underwriting Agreement (the "Underwriting Agreement") with America Online, Inc., a Delaware corporation (the "Company"), providing for the public offering (the "Public Offering") by the Underwriters of ___ shares (the "Shares") of the Common Stock, $.01 par value of the Company (the "Common Stock").

         To induce Morgan Stanley to continue its efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley, it will not, during the period commencing on the date hereof and ending [ ] days after the date of the final prospectus relating to the Public Offering (the "Prospectus"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley, it will not, during the period commencing on the date hereof and ending [ ] days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

         Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and Morgan Stanley.

                                            Very truly yours,

                                            (Name)
                                            (Address)